UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2014 (May 8, 2014)

____________________________

NATIONAL HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

____________________________

Delaware (State or other jurisdiction of incorporation)	001-13489 (Commission File Number)	52-2057472 (I.R.S. Employer Identification No.)
100 Vine Street Murfreesboro, Tennessee (Address of Principal Executive Offices)		37130 (Zip Code)

Registrant’s telephone number, including area code:  (615) 890-2020

Not Applicable

(Former name or former address, if changed since last report)

__________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 2.02.

RESULTS OF OPERATIONS AND FINANCIAL CONDITION

National HealthCare Corporation (“NHC”) issued a press release on May 8, 2014 announcing its March 31, 2014 earnings.  The entire press release is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 5.07.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Shareholders of National HealthCare Corporation was held on May 8, 2014.  The following is a summary of the matters voted upon by the Company's shareholders at the Annual Meeting and the related results:

The re-election of W. Andrew Adams, Ernest G. Burgess, and Emil E. Hassan as directors for terms of three years or until their successors are duly elected and qualified.

	For	Withheld	Abstain
W. Andrew Adams	12,733,695	411,463	3,508
Ernest G. Burgess	10,595,576	2,550,504	2,586
Emil E. Hassan	12,878,251	200,434	69,981

Proposal to approve, on an advisory basis, the compensation of our named executive officers

For	Against	Abstain
13,064,374	67,910	16,382

ITEM 8.01.

OTHER EVENTS.

NHC issued a press release on May 8, 2014 announcing its preferred and common dividends.  The entire press release is attached as Exhibit 99.2 and is incorporated by reference herein.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits.

Exhibit No.	Description of Exhibit
99.1	Copy of press release issued on May 8, 2014 by National HealthCare Corporation announcing March 31, 2014 earnings
99.2	Copy of press release issued on May 8, 2014 by National HealthCare Corporation announcing preferred and common dividends

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

May 9, 2014

NATIONAL HEALTHCARE CORPORATION

By:  /s/ Donald K. Daniel

Name: Donald K. Daniel

Title:   Senior VP/Controller

            Principal Accounting Officer